PROXY

             THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS

  The undersigned hereby appoints DAVID L. OSBORN or ROBERT W. FISCHER, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of HUDSON'S GRILL OF AMERICA, INC., held on record by the undersigned on April 29, 1999, at the annual meeting to be held June 10, 1999.*

  1.   ELECTION OF DIRECTORS

                  FOR ALL NOMINEES PRINTED BELOW (except as
                      marked to the contrary below).

                  FOR THE FOLLOWING DIRECTORS (name up to
                      three):

                  WITHHOLD AUTHORITY TO VOTE FOR ALL
                      NOMINEES LISTED.

                      D.L. Osborn ,  R.W. Fischer, and A.B. Duncan.
            (Instructions: To withhold authority to vote for any individual nominees, line out that nominee's name).

       2.   RATIFICATION OF SELECTION OF HEIN + ASSOCIATES, LLP

                  FOR             AGAINST             ABSTAIN


  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the Nominees and for Proposal 2.

                                                    Date:





                                     Signature



                                     Signature

  * Cumulative voting is permitted. See the proxy statement for details.